[JARDEN CORPORATION LOGO]
                                          FOR:   Jarden Corporation

                                      CONTACT:   Martin E. Franklin
                                                 Chairman and
                                                 Chief Executive Officer
                                                 914-967-9400

                                                 Investor Relations:
                                                 Cara O'Brien/Melissa Myron
                                                 Press: Evan Goetz/Alecia Pulman
                                                 Financial Dynamics
FOR IMMEDIATE RELEASE                            212-850-5600
---------------------

                JARDEN CORPORATION ANNOUNCES DEFINITIVE AGREEMENT
                        TO ACQUIRE THE HOLMES GROUP, INC.
         STRATEGIC TRANSACTION WILL ADD COMPLEMENTARY PRODUCT LINES AND
                  EXPAND JARDEN'S GLOBAL DISTRIBUTION PLATFORM

RYE, NEW YORK - JUNE 29, 2005 - JARDEN CORPORATION (NYSE:JAH), a leading global provider of niche branded consumer products, announced today a definitive agreement to acquire privately-held The Holmes Group, Inc. ("Holmes") in a transaction valued on a debt free basis at approximately $625 million, consisting of approximately $420 million in cash and 4.1 million shares of
Jarden common stock (before giving effect to a contemplated 3 for 2 stock split to be effective on July 11, 2005). Holmes is a leading manufacturer and distributor of select home environment and small kitchen electrics under well-recognized consumer brands, including Bionaire(R), Crock-Pot(R),
Harmony(R), Holmes(R), Patton(R), Rival(R), Seal-a-Meal(R) and White
Mountain(TM). The transaction is expected to be immediately accretive to earnings and close during the third quarter, subject to customary closing conditions. The Company's waiting period for Hart-Scott-Rodino approval has already expired.

Founded in 1982, Holmes supplies consumer products for the home environment and kitchen markets. Holmes' established relationships with major customers and its new product development expertise has enabled it to secure leading market positions across major product categories on a global basis, including
Crock-Pot(R) slow-cookers, Rival(R) roasters and deep fryers, and Bionaire(R)
air purifiers and seasonal humidifiers.

During the past three years, Jarden has steadily built a broad portfolio of category leading products and brands used in and around the home, both organically and through strategic acquisitions, including the Company's 2005

                                    [LOGOS]

acquisition of American Household, Inc. The acquisition of Holmes will create new international cross-selling and distribution opportunities across Jarden's existing brand portfolio, particularly in Europe. Holmes has also developed its own state-of-the-art manufacturing, distribution and new product development facilities in China within the last five years, having had an active manufacturing presence in China for over fifteen years.

Holmes has annual revenues of approximately $700 million and an adjusted non-GAAP EBITDA of approximately $95 million. Based on a $625 million enterprise value for the business, the acquisition multiple is approximately 6.5 times the adjusted non-GAAP EBITDA run rate, before any synergies.

Due to the share issuance related to the Holmes transaction, the Company's Board has approved a stock repurchase program of one million shares. Jarden intends to buy back up to one million shares of Jarden common stock in the second half of
2005, which is expected to be funded from free cash flow generated during this same period.

Commenting on the transaction, Martin E. Franklin, Jarden's Chairman and Chief
Executive Officer, said, "Today's announcement represents another important step in Jarden's long-term plan to grow and diversify our portfolio of niche branded consumer products into a world class consumer products company. Holmes' premier brands, leading market shares in their respective niche markets and robust international operations fit well with our established operating criteria. In fact, given the complementary nature of the businesses and compelling rationale for a combination, Holmes had numerous meetings in the past several years to discuss a strategic combination with American Household, prior to its acquisition by Jarden. With its history of strong earnings, margins and cash flow, Holmes is expected to be a positive addition to Jarden's growing product mix. In addition, we are acquiring a talented workforce with a proven track record of maintaining margin discipline, while supporting their brands and new product development in order to grow the top line organically."

Holmes' principal shareholders are Berkshire Partners, a Boston-based private equity firm, and Jordan (Jerry) A. Kahn, the founder and CEO of the business.
Commenting on the transaction, Mr. Kahn, said, "I have been building The Holmes
Group for nearly 25 years and believe that the combination with Jarden will create significant new growth opportunities that Holmes could not have capitalized on as a stand alone, private company. I have been encouraged by the enthusiasm Martin and his team have shown for our business and employees and look forward to helping ensure the combination of Holmes into Jarden is a success."

Mr. Franklin concluded, "It has been a pleasure working with Jerry during our negotiations and I look forward to his positive contribution to Jarden as a consultant post-closing. After completion of the transaction, Jarden is expected to have annualized sales of approximately $3.4 billion and over 16,000 employees located around the globe."

                                    [LOGOS]

The cash portion of the transaction will be financed through a combination of available cash and a $350 million add-on to the Company's senior secured term loan B facility. Citigroup Global Markets and CIBC World Markets have acted as primary financial advisors to Jarden and will act as lead arrangers of the financing.

The Company will be hosting a conference call at 9:45 a.m. Eastern Time today,
June 29, 2005, to further discuss this transaction, preview the second quarter results and respond to questions. The call will be accessible via a webcast through the Company's website at www.jarden.com and will be archived from one hour after completion of the call until July 27, 2005.

Jarden Corporation is a leading provider of niche consumer products used in and around the home, under well-known brand names including Ball(R), Bee(R),
Bicycle(R), Campingaz(R), Coleman(R), Crawford(R), Diamond(R), First Alert(R),
FoodSaver(R), Forster(R), Health o meter(R), Hoyle(R), Kerr(R), Lehigh(R),
Leslie-Locke(R), Loew-Cornell(R), Mr. Coffee(R), Oster(R), Sunbeam(R) and
VillaWare(R). Jarden operates through four business segments: Branded
Consumables, Consumer Solutions, Outdoor Solutions and Other. Headquartered in
Rye, N.Y., Jarden has over 9,000 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains "forward-looking statements" within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of
1995, including statements regarding the outlook for Jarden's markets and the demand for its products, future cash flows from operations, Jarden's future revenues and margin requirements, growth in costs and expenses and the impact of acquisitions, divestitures, restructurings and other unusual items, including our ability to integrate and obtain the anticipated results from our acquisition of The Holmes Group, Inc. and American Household, Inc. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the
Company's periodic and other reports filed with the Securities and Exchange
Commission.

                                       ##

                                    [LOGOS]